Exhibit 15.1

Jingtian & Gongcheng

Date: April 19, 2023

Dear Sirs,

We, Jingtian & Gongcheng, consent to the reference to our firm under the headings “Item 4. Information on the Company—B. Business Overview—Regulation” and “Item 4. Information on the Company—C. Organizational Structure” in the Annual Report of Jupai Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission (hereinafter the “SEC”) on April 19, 2023, and further consent to the incorporation by reference of the summaries of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-206553), which was filed on August 25, 2015, registration statement on Form S-8 (File No. 333-209924), which was filed on March 4, 2016, and registration statement on Form S-8 (File No. 333-255861), which was filed on May 7, 2021. We also consent to the filing with the SEC of this consent as an exhibit to the Annual Report of the Company on Form 20-F for the year ended December 31, 2022.

Yours faithfully,

Jingtian & Gongcheng /s/ Seal of Beijing Jingtian & Gongcheng